Exhibit 99.1

News Release	TRW Automotive 12001 Tech Center Drive Livonia, MI 48150

Investor Relations Contact:
Mark Oswald
(734) 855-3140

Media Contact:
John Wilkerson
(734) 855-3864
TRW Reports Second Quarter 2009 Financial Results
LIVONIA, MICHIGAN, August 4, 2009 — TRW Automotive Holdings Corp. (NYSE: TRW), the global leader in active and passive safety systems, today reported second-quarter 2009 financial results with sales of $2.7 billion, a decrease of 39 percent compared to the prior year period. The Company reported a GAAP second quarter net loss of $11 million or $0.11 per diluted share, which compares to net earnings of $127 million or $1.24 per diluted share in the prior year period.
The second quarter GAAP net loss includes restructuring and fixed asset impairment charges of $26 million ($20 million after related tax benefits) and a net gain on retirement of debt totaling $1 million. The prior year second quarter included restructuring charges and asset impairments totaling $24 million ($21 million after related tax benefits). Excluding these special items, the Company reported net earnings of $8 million, or $0.08 per diluted share, which compares to net earnings of $148 million or $1.44 per diluted share in the prior year period, reflecting the impact of the $1.7 billion decline in sales between the two quarters. During the quarter, the Company also finalized an agreement with the lenders of its senior secured credit facilities. The agreement secures the Company’s access to over $1 billion of liquidity and provides covenant relief as the Company maneuvers through the current industry downturn.
“The restructuring and cost containment actions implemented over the previous three quarters had a significant positive impact on TRW’s second quarter results and helped offset the effects of the reduced vehicle production levels,” said John C. Plant, President and Chief Executive Officer. “Finalizing the agreement with our lenders to protect our liquidity, in addition to our cost containment actions, should allow us to manage through the downturn and positions the Company for continued success as a leading supplier to the world’s car manufacturers.”
Second Quarter 2009
The Company reported second-quarter 2009 sales of $2.7 billion, a decrease of $1.7 billion or 38.6 percent from the prior year period. The 2009 quarter was adversely impacted by lower sales in all geographic regions resulting from sharply reduced vehicle production volumes. Currency movements during the quarter also had a negative impact on sales compared to the same period a year ago.
Included in the second quarter 2009 results were restructuring and fixed asset impairment charges totaling $26 million compared with $24 million in the prior year period. Excluding these charges from both periods, operating income for the second quarter of 2009 was $70 million, which compares to $248 million in the prior year period. The year-to-year decrease was driven primarily by the negative profit impact of the $1.7 billion in lower sales, partially offset by restructuring and cost containment actions implemented over the past year.
Net interest and securitization expense for the second quarter of 2009 totaled $42 million, which compares to $44 million in the prior year. Higher interest costs associated with the previously mentioned bank amendment achieved in late June 2009 did not factor in the quarter. In addition, a net gain on retirement of debt of $1 million was recognized in the second quarter of 2009.
Tax expense for the second quarter of 2009 was $14 million, which declined from $56 million of expense in the prior year, resulting from the lower level of pre-tax earnings in certain geographic locations. The 2009 and 2008 periods included tax benefits related to the restructuring actions previously mentioned totaling $6 million and $3 million, respectively.
The Company reported a 2009 second-quarter GAAP net loss of $11 million, or $0.11 per diluted share, which compares to GAAP net earnings of $127 million, or $1.24 per diluted share in the 2008 period.

Excluding the special items referred to above, the Company reported second-quarter 2009 net earnings of $8 million, or $0.08 per diluted share, which compares to net earnings of $148 million or $1.44 per diluted share in the 2008 period.
Earnings before interest, securitization costs, taxes, depreciation and amortization and special items (“adjusted EBITDA”) were $192 million in the second quarter of 2009, as compared to the prior year level of $404 million. See page A6 for a description of the special items excluded in calculating adjusted EBITDA.
First Half 2009
The Company reported first-half 2009 sales of $5.1 billion, a decrease of $3.5 billion or 40.4 percent compared to prior year sales. The decrease in sales resulted from the sharply reduced global production volumes between the two periods and the negative effects of foreign currency movements compared to first-half 2008.
For first-half 2009, the Company incurred restructuring and fixed asset impairment charges totaling $50 million as well as a one-time trademark impairment charge of $30 million compared to restructuring charges and asset impairments of $32 million for the 2008 period. Excluding these charges from both periods, the Company reported an operating loss of $1 million in first-half 2009 which compares to $444 million of operating income in the prior year period. The year-to-year decrease was driven primarily by the profit impact of the $3.5 billion in lower sales, partially offset by the previously mentioned restructuring and cost containment actions.
Net interest and securitization expense in the first-half 2009 period totaled $84 million, which compares favorably to $93 million in the prior year period due to lower interest rates. In addition, a net gain on the retirement of debt of $35 million was recognized in the current year first-half period.
First-half 2009 tax expense was $9 million, which compares to $103 million in the prior year. The 2009 and 2008 periods included tax benefits primarily related to the restructuring actions previously mentioned totaling $10 million and $3 million, respectively. Excluding these tax benefits in both periods, tax expense was $19 million in first-half 2009 compared to $106 million in the 2008 period.

The Company reported a first-half 2009 GAAP net loss of $142 million, or $1.40 per diluted share, which compares to GAAP net earnings of $221 million, or $2.16 per diluted share in the prior year period.
Excluding special items, the Company reported a first-half 2009 net loss of $107 million, or $1.06 per diluted share, which compares to net earnings of $250 million or $2.44 per diluted share in first-half 2008.
Adjusted EBITDA totaled $235 million in first-half 2009, compared to $749 million in the prior year period. See page A6 for a description of the special items excluded in calculating adjusted EBITDA.
Cash Flow and Capital Structure
Second quarter 2009 net cash flow provided by operating activities was $23 million, which compares to $40 million in the prior year. Capital expenditures were $37 million compared to $120 million in 2008. Second quarter free cash flow (cash flow from operating activities less capital expenditures) was an outflow of $14 million, which compares favorably to the $80 million outflow in the prior year quarter.
For the six month period ended July 3, 2009, the Company had a net cash usage in operating activities of $231 million, which compares to a use of $75 million in the first half of 2008. The year-to-year decline resulted primarily from lower operating income partially offset by lower working capital requirements. First half capital expenditures were $72 million compared to $217 million in 2008. Free cash flow (cash flow from operating activities less capital expenditures) was an outflow of $303 million in first half 2009 compared to an outflow of $292 million for the same period last year.
As of July 3, 2009, the Company had $3,040 million of debt and $571 million of cash and marketable securities, resulting in net debt (defined as debt less cash and marketable securities) of $2,469 million. This net debt outcome is $200 million lower than the balance at the end of the prior year second quarter and $313 million higher than the balance at the end of 2008. Committed liquidity facilities and cash on hand provided the Company with available liquidity in excess of $1.2 billion as of July 3, 2009.

2009 Outlook
TRW currently expects full year production to total 8.0 million units in North America and 16.4 million units in Europe. Based on these revised production levels and the Company’s expectations for foreign currency exchange rates, full-year sales are expected to range between $10.5 billion and $10.9 billion, with third quarter sales expected to be approximately $2.8 billion.
“We remain optimistic the first half of 2009 was the trough in global automotive production for the current downturn. Vehicle production forecasts are indicating higher levels of production for the remainder of 2009 and into 2010,” said Mr. Plant. “TRW is well positioned to take advantage of an industry rebound given its technology portfolio, leading diversification and improved cost structure.”
Second Quarter 2009 Conference Call
The Company will host its second-quarter conference call at 8:00 a.m. (Eastern time) today, Tuesday, August 4th, to discuss financial results and other related matters. To participate in the conference call, please dial (877) 852-7898 for U.S. locations, or (706) 634-1095 for international locations.
An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will be accessible afterward for approximately one week. To access the replay, U.S. locations should dial (800) 642-1687, and locations outside the U.S. should dial (706) 645-9291. The replay code is 17087395. A live audio webcast and replay of the conference call will also be available on the Company’s website at www.trw.com.
Reconciliation to GAAP
In addition to GAAP results included within this press release, the Company has provided certain information which is not calculated according to GAAP (“non-GAAP”), such as net (loss) earnings, operating (losses) income and diluted earnings per share each excluding special items, adjusted EBITDA and free cash flow. Management uses these non-GAAP measures to evaluate the operating performance of the Company and its business segments, including use in connection with forecasting future periods. Management believes that investors will likewise find these non-GAAP measures useful in evaluating such performance. Such measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.
Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to the closest GAAP financial measure and for share amounts used to derive earnings per share, please see the financial schedules that accompany this release.
About TRW
With 2008 sales of $15.0 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 26 countries and employs approximately 60,000 people worldwide. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trw.com.
Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements are subject to numerous assumptions, risks and uncertainties which can cause our actual results to differ materially from those suggested by the forward-looking statements, including those set forth in our Report on Form 10-K for the fiscal year ended December 31, 2008 (our “Form 10-K”) , and our Form 10-Q for the quarter ended April 3, 2009 such as: any prolonged contraction in automotive sales and production adversely affecting our results, liquidity or the viability of our supply base; the financial condition of OEMs, particularly the Detroit Three, adversely affecting us or the viability of our supply base; disruptions in the financial markets adversely impacting the availability and cost of credit negatively affecting our business; our substantial debt and resulting vulnerability to an economic or industry downturn and to rising interest rates; escalating pricing pressures from our customers; commodity inflationary pressures adversely affecting our profitability and supply base; our dependence on our largest customers; any impairment of our goodwill or other intangible assets; costs of product liability, warranty and recall claims and efforts by customers to alter terms and conditions concerning warranty and recall participation; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; any increase in the expense and funding requirements of our pension and other postretirement benefits; risks associated with non-U.S. operations, including economic uncertainty in some regions; work stoppages or other labor issues at our facilities or at the facilities of our customers or suppliers; volatility in our annual effective tax rate resulting from a change in earnings mix or other factors; adverse effects of environmental and safety regulations; assertions by or against us relating to intellectual property rights; the possibility that our largest shareholder’s interests will conflict with ours; and other risks and uncertainties set forth in our Form 10-K and in our other filings with the Securities and Exchange Commission. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.
# # #

TRW Automotive Holdings Corp.
Index of Condensed Consolidated Financial Information

Page

Consolidated Statements of Operations (unaudited) for the three months ended July 3, 2009 and June 27, 2008	A2

Consolidated Statements of Operations (unaudited) for the six months ended July 3, 2009 and June 27, 2008	A3

Condensed Consolidated Balance Sheets as of July 3, 2009 (unaudited) and December 31, 2008	A4

Condensed Consolidated Statements of Cash Flows (unaudited) for the six months ended July 3, 2009 and June 27, 2008	A5

Reconciliation of Non-GAAP Financial Measures (unaudited) for the three and six months ended July 3, 2009 and June 27, 2008	A6

Reconciliation of GAAP Net Losses to Adjusted Net Earnings (unaudited) for the three months ended July 3, 2009	A7

Reconciliation of GAAP Net Losses to Adjusted Net Losses (unaudited) for the six months ended July 3, 2009	A8

Reconciliation of GAAP Net Earnings to Adjusted Net Earnings (unaudited) for the three months ended June 27, 2008	A9

Reconciliation of GAAP Net Earnings to Adjusted Net Earnings (unaudited) for the six months ended June 27, 2008	A10
The accompanying unaudited condensed consolidated financial information and reconciliation schedules should be read in conjunction with the TRW Automotive Holdings Corp. Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Report on Form 10-Q for the period ended April 3, 2009 and Current Report on Form 8-K, as filed with the United States Securities and Exchange Commission on February 20, 2009, May 6, 2009 and July 29, 2009, respectively.

TRW Automotive Holdings Corp.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	July 3,	June 27,
(In millions, except per share amounts)	2009	2008
Sales	$2,732	$4,446
Cost of sales	2,532	4,045

Gross profit	200	401
Administrative and selling expenses	117	136
Amortization of intangible assets	6	9
Restructuring charges and fixed asset impairments	26	24
Other expense — net	7	8

Operating income	44	224
Interest expense — net	41	43
Gain on retirement of debt — net	(1)	—
Accounts receivable securitization costs	1	1
Equity in earnings of affiliates, net of tax	(5)	(8)

Earnings before income taxes	8	188
Income tax expense	14	56

Net (losses) earnings	(6)	132
Less: Net earnings attributable to noncontrolling interest, net of tax	5	5

Net (losses) earnings attributable to TRW	$(11)	$127

Basic (losses) earnings per share:
(Losses) earnings per share	$(0.11)	$1.26

Weighted average shares outstanding	101.4	101.1

Diluted (losses) earnings per share:
(Losses) earnings per share	$(0.11)	$1.24

Weighted average shares outstanding	101.4	102.6

A2

TRW Automotive Holdings Corp.
Consolidated Statements of Operations
(Unaudited)

	Six Months Ended
	July 3,	June 27,
	2009	2008
(In millions, except per share amounts)
Sales	$5,122	$8,590
Cost of sales	4,892	7,848

Gross profit	230	742
Administrative and selling expenses	224	268
Amortization of intangible assets	11	18
Restructuring charges and fixed asset impairments	50	32
Intangible asset impairments	30	—
Other (income) expense — net	(4)	12

Operating (losses) income	(81)	412
Interest expense — net	82	91
Gain on retirement of debt — net	(35)	—
Accounts receivable securitization costs	2	2
Equity in earnings of affiliates, net of tax	(4)	(15)

(Losses) earnings before income taxes	(126)	334
Income tax expense	9	103

Net (losses) earnings	(135)	231
Less: Net earnings attributable to noncontrolling interest, net of tax	7	10

Net (losses) earnings attributable to TRW	$(142)	$221

Basic (losses) earnings per share:
(Losses) earnings per share	$(1.40)	$2.19

Weighted average shares outstanding	101.3	100.9

Diluted (losses) earnings per share:
(Losses) earnings per share	$(1.40)	$2.16

Weighted average shares outstanding	101.3	102.3

A3

TRW Automotive Holdings Corp.
Condensed Consolidated Balance Sheets

	As of
	July 3,	December 31,
	2009	2008
(Dollars in millions)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$571	$756
Marketable securities	—	10
Accounts receivable — net	1,855	1,570
Inventories	655	694
Prepaid expenses and other current assets	209	209

Total current assets	3,290	3,239

Property, plant and equipment — net	2,418	2,518
Goodwill	1,767	1,765
Intangible assets — net	335	373
Pension asset	940	801
Other assets	519	576

Total assets	$9,269	$9,272

Liabilities and Equity

Current liabilities:
Short-term debt	$39	$66
Current portion of long-term debt	76	53
Trade accounts payable	1,714	1,793
Accrued compensation	233	219
Other current liabilities	929	1,033

Total current liabilities	2,991	3,164

Long-term debt	2,925	2,803
Postretirement benefits other than pensions	478	486
Pension benefits	746	778
Other long-term liabilities	788	773

Total liabilities	7,928	8,004

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Capital stock	1	1
Treasury stock	—	—
Paid-in-capital	1,206	1,199
Accumulated deficit	(520)	(378)
Accumulated other comprehensive income	515	309

Total TRW stockholders’ equity	1,202	1,131
Noncontrolling interest	139	137

Total equity	1,341	1,268

Total liabilities and equity	$9,269	$9,272

A4

TRW Automotive Holdings Corp.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
	July 3,	June 27,
(Dollars in millions)	2009	2008
Operating Activities
Net (losses) earnings	$(135)	$231
Adjustments to reconcile net (losses) earnings to net cash used in operating activities:
Depreciation and amortization	239	300
Net pension and other postretirement benefits income and contributions	(122)	(105)
Net gain on retirement of debt	(35)	—
Intangible asset impairment charges	30	—
Fixed asset impairment charges	7	18
Net gains on sales of assets	(3)	(3)
Other — net	6	(10)
Changes in assets and liabilities, net of effects of businesses acquired:
Accounts receivable — net	(247)	(710)
Inventories	51	(59)
Trade accounts payable	(115)	176
Prepaid expense and other assets	107	(107)
Other liabilities	(14)	194

Net cash used in operating activities	(231)	(75)

Investing Activities
Capital expenditures, including other intangible assets	(72)	(217)
Acquisitions of businesses, net of cash acquired	—	(40)
Investment in affiliates	—	(5)
Proceeds from sale/leaseback transactions	—	1
Net proceeds from asset sales	3	3

Net cash used in investing activities	(69)	(258)

Financing Activities
Change in short-term debt	(25)	26
Net proceeds from (repayments on) revolving credit facility	198	(129)
Proceeds from issuance of long-term debt, net of fees	1,075	4
Redemption of long-term debt	(1,131)	(55)
Proceeds from exercise of stock options	—	4
Other — net	(6)	—

Net cash provided by (used in) financing activities	111	(150)
Effect of exchange rate changes on cash	4	41

Decrease in cash and cash equivalents	(185)	(442)
Cash and cash equivalents at beginning of period	756	895

Cash and cash equivalents at end of period	$571	$453

A5

TRW Automotive Holdings Corp.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
The reconciliation schedules below should be read in conjunction with the TRW Automotive Holdings Corp. Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Report on Form 10-Q for the period ended April 3, 2009 and Current Report on Form 8-K filed on July 29, 2009 which contain summary historical data. Since all companies do not use identical calculations, our definition and presentation of EBITDA, Adjusted EBITDA and free cash flow may not be comparable to similarly titled measures reported by other companies.
EBITDA and Adjusted EBITDA
The EBITDA measure calculated in the following schedule is a measure used by management to evaluate the operating performance of the Company and its business segments and to forecast future periods. Adjusted EBITDA is defined as EBITDA adjusted to exclude restructuring charges, asset impairments and other significant special items. Management uses Adjusted EBITDA to evaluate the performance of on-going operations separate from items that may have a disproportionate impact in any particular period. EBITDA and Adjusted EBITDA are frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry.
EBITDA and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be alternatives to net (losses) earnings as an indicator of operating performance, nor to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

	Three Months Ended		Six Months Ended
	July 3,	June 27,	July 3,	June 27,
(Dollars in millions)	2009	2008	2009	2008

GAAP net (losses) earnings attributable to TRW	$(11)	$127	$(142)	$221
Income tax expense	14	56	9	103
Interest expense — net	41	43	82	91
Accounts receivable securitization costs	1	1	2	2
Depreciation and amortization	122	153	239	300

EBITDA	167	380	190	717
Restructuring charges and fixed asset impairments	26	24	50	32
Intangible asset impairments	—	—	30	—
Net gain on retirement of debt	(1)	—	(35)	—

Adjusted EBITDA	$192	$404	$235	$749

Free Cash Flow
Free cash flow represents net cash used in operating activities less capital expenditures, and is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods. However, this measure should not be used as a substitute for net cash (used in) provided by operating activities since it does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses.

	Three Months Ended		Six Months Ended
	July 3,	June 27,	July 3,	June 27,
(Dollars in millions)	2009	2008	2009	2008

Cash flow provided by (used in) operating activities	$23	$40	$(231)	$(75)
Capital expenditures	(37)	(120)	(72)	(217)

Free cash flow	$(14)	$(80)	$(303)	$(292)

A6

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Losses to Adjusted Net Earnings
(Unaudited)
During the three months ended July 3, 2009, the Company recorded restructuring charges of $24 million related primarily to severance, retention and outplacement services. Additionally, in accordance with SFAS 144, the Company recorded fixed asset impairment charges of $2 million. The Company also recorded a net gain on retirement of debt of $1 million.

	Three Months			Three Months
	Ended			Ended
	July 3,			July 3,
	2009			2009
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Sales	$2,732	$—		$2,732
Cost of sales	2,532	—		2,532

Gross profit	200	—		200
Administrative and selling expenses	117	—		117
Amortization of intangible assets	6	—		6
Restructuring charges and fixed asset impairments	26	(26	) (a)	—
Other expense — net	7	—		7

Operating income	44	26		70
Interest expense — net	41	—		41
Gain on retirement of debt — net	(1)	1	(b)	—
Account receivable securitization costs	1	—		1
Equity in earnings of affiliates, net of tax	(5)	—		(5)

Earnings before income taxes	8	25		33
Income tax expense	14	6	(c)	20

Net (losses) earnings	(6)	19		13
Less: Net earnings attributable to noncontrolling interest, net of tax	5	—		5

Net (losses) earnings attributable to TRW	$(11)	$19		$8

Effective tax rate	175%			61%

Basic (losses) earnings per share:
(Losses) earnings per share	$(0.11)			$0.08

Weighted average shares outstanding	101.4			101.4

Diluted (losses) earnings per share:
(Losses) earnings per share	$(0.11)			$0.08

Weighted average shares outstanding	101.4			102.0

(a)	Represents the elimination of restructuring charges and fixed asset impairments.

(b)	Represents the elimination of the gain on retirement of debt.

(c)	Represents the elimination of the income tax impact of the above adjustments.

A7

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Losses to Adjusted Net Losses
(Unaudited)
During the six months ended July 3, 2009, the Company recorded restructuring charges of $44 million related primarily to severance, retention and outplacement services. Additionally, in accordance with SFAS 142 and SFAS 144, the Company recorded intangible asset impairment charges of $30 million and fixed asset impairment charges of $6 million. The Company also recorded a net gain on retirement of debt of $35 million.

	Six Months			Six Months
	Ended			Ended
	July 3,			July 3,
	2009			2009
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Sales	$5,122	$—		$5,122
Cost of sales	4,892	—		4,892

Gross profit	230	—		230
Administrative and selling expenses	224	—		224
Amortization of intangible assets	11	—		11
Restructuring charges and fixed asset impairments	50	(50	) (a)	—
Intangible asset impairments	30	(30	) (b)	—
Other income — net	(4)	—		(4)

Operating losses	(81)	80		(1)
Interest expense — net	82	—		82
Gain on retirement of debt — net	(35)	35	(c)	—
Account receivable securitization costs	2	—		2
Equity in earnings of affiliates, net of tax	(4)	—		(4)

Losses before income taxes	(126)	45		(81)
Income tax expense	9	10	(d)	19

Net losses	(135)	35		(100)
Less: Net earnings attributable to noncontrolling interest, net of tax	7	—		7

Net losses attributable to TRW	$(142)	$35		$(107)

Effective tax rate	n.m.			n.m.

Basic losses per share:
Losses per share	$(1.40)			$(1.06)

Weighted average shares outstanding	101.3			101.3

Diluted losses per share:
Losses per share	$(1.40)			$(1.06)

Weighted average shares outstanding	101.3			101.3

(a)	Represents the elimination of restructuring charges and fixed asset impairments.

(b)	Represents the elimination of intangible asset impairments.

(c)	Represents the elimination of the gain on retirement of debt.

(d)	Represents the elimination of the income tax impact of the above adjustments.

n.m. — not meaningful

A8

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings to Adjusted Net Earnings
(Unaudited)
During the three months ended June 27, 2008, in accordance with SFAS 144, the Company recorded fixed asset impairment charges of $14 million. Additionally, the Company recorded restructuring charges of $10 million related primarily to severance, retention and outplacement services.

	Three Months			Three Months
	Ended			Ended
	June 27,			June 27,
	2008			2008
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Sales	$4,446	$—		$4,446
Cost of sales	4,045	—		4,045

Gross profit	401	—		401
Administrative and selling expenses	136	—		136
Amortization of intangible assets	9	—		9
Restructuring charges and fixed asset impairments	24	(24	) (a)	—
Other expense — net	8	—		8

Operating income	224	24		248
Interest expense — net	43	—		43
Account receivable securitization costs	1	—		1
Equity in earnings of affiliates, net of tax	(8)	—		(8)

Earnings before income taxes	188	24		212
Income tax expense	56	3	(b)	59

Net earnings	132	21		153
Less: Net earnings attributable to noncontrolling interest, net of tax	5	—		5

Net earnings attributable to TRW	$127	$21		$148

Effective tax rate	30%			28%

Basic earnings per share:
Earnings per share	$1.26			$1.46

Weighted average shares outstanding	101.1			101.1

Diluted earnings per share:
Earnings per share	$1.24			$1.44

Weighted average shares outstanding	102.6			102.6

(a)	Represents the elimination of restructuring charges and fixed asset impairments.

(b)	Represents the elimination of the income tax impact of the above adjustment.

A9

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings to Adjusted Net Earnings
(Unaudited)
During the six months ended June 27, 2008, in accordance with SFAS 144, the Company recorded fixed asset impairment charges of $18 million. Additionally, the Company recorded restructuring charges of $14 million related primarily to severance, retention and outplacement services.

	Six Months			Six Months
	Ended			Ended
	June 27,			June 27,
	2008			2008
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Sales	$8,590	$—		$8,590
Cost of sales	7,848	—		7,848

Gross profit	742	—		742
Administrative and selling expenses	268	—		268
Amortization of intangible assets	18	—		18
Restructuring charges and fixed asset impairments	32	(32	) (a)	—
Other expense — net	12	—		12

Operating income	412	32		444
Interest expense — net	91	—		91
Account receivable securitization costs	2	—		2
Equity in earnings of affiliates, net of tax	(15)	—		(15)

Earnings before income taxes	334	32		366
Income tax expense	103	3	(b)	106

Net earnings	231	29		260
Less: Net earnings attributable to noncontrolling interest, net of tax	10	—		10

Net earnings attributable to TRW	$221	$29		$250

Effective tax rate	31%			29%

Basic earnings per share:
Earnings per share	$2.19			$2.48

Weighted average shares outstanding	100.9			100.9

Diluted earnings per share:
Earnings per share	$2.16			$2.44

Weighted average shares outstanding	102.3			102.3

(a)	Represents the elimination of restructuring charges and fixed asset impairments.

(b)	Represents the elimination of the income tax impact of the above adjustment.

A10